UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2011

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On July 20, 2011, Duke Realty Limited Partnership (the “Partnership”) executed the First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership (the “Amendment”). The effective date of the Amendment was July 20, 2011, and the purpose of the Amendment was to remove from the Fourth Amended and Restated Agreement of Limited Partnership those exhibits designating and setting forth the rights of the Partnership’s previously issued Series N Preferred Units, which series has since been redeemed in full and no units of which series are any longer outstanding. In accordance with Indiana law and the Partnership’s organizational documents, all such redeemed series of preferred units shall again become authorized but unissued preferred units, available for issuance by the Partnership.

    Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership, effective July 20, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

By:	/s/ HOWARD L. FEINSAND
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated:  July 22, 2011